JOINT BENEFICIARY DESIGNATION

AGREEMENT

                                                                                            INSURER:

                                                                                            POLICY NUMBER:

                                                                                            INSURER:

                                                                                            POLICY NUMBER:

                                                                                            Bank:                                                SOUTHERN FIRST BANK, NATIONAL

                                                                                                      ASSOCIATION, F/N/A Greenville First Bank

                                                                                            Insured:

                                                                                            Relationship of Insured to Bank:      Executive

The respective rights and duties of the Bank and the Insured in the above-referenced policy(ies) shall be pursuant to the terms set forth below:

I.          DEFINITIONS

Refer to the contract(s) for the policy(ies) for the definition of any terms in this Agreement that are not defined herein.  If the definition of a term in the policy(ies) is inconsistent with the definition of a term in this Agreement, then the definition of the term as set forth in this Agreement shall supersede and replace the definition of the terms as set forth in the policy(ies).

II.        POLICY TITLE AND OWNERSHIP

Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement.  The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy(ies) cash values.  Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Joint Beneficiary Designation policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.       BENEFICIARY DESIGNATION RIGHTS

The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured’s share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.       PREMIUM PAYMENT METHOD

Subject to the Bank’s absolute right to surrender or terminate the policy(ies) at any time and for any reason, the Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy(ies) in force.

V.        TAXABLE BENEFIT

Annually the Insured will receive a taxable benefit equal to the imputed value of insurance as required by the Internal Revenue Service.  The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.       DIVISION OF DEATH PROCEEDS

Subject to Paragraphs VII and VIII herein, the division of the death proceeds of the policy(ies) are as follows:

A.        If the Insured is employed by the Bank, at the time of death, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to the lower of three (3) times the amount of the Insured's then salary (without bonuses) or the net-at-risk insurance portion of the proceeds from the policy(ies) in effect from time to time.  The net-at-risk insurance portion shall be the total death proceeds less the cash value of the policy(ies). The Bank shall be entitled to the remainder of the proceeds.

B.        If the Insured is not employed, for whatever reason, by the Bank at the time of death, the Bank shall be entitled to all the death proceeds.

VII.     OWNERSHIP OF THE CASH SURRENDER VALUE OF THE POLICY

The Bank shall at all times be entitled to an amount equal to the cash value of the policy(ies), as that term is defined in the policy(ies) contract(s), less any policy(ies) loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges.  Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.    TERMINATION OF AGREEMENT

A.        This Agreement shall terminate upon the occurrence of any one of the following:

1.         The Insured shall leave the employment of the Bank for whatever reason; or

2.         Surrender, lapse, or other termination of the policy(ies) by the Bank.

IX.       INSURED’S OR ASSIGNEE’S ASSIGNMENT RIGHTS

The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy(ies) nor any rights, options, privileges or duties created under this Agreement.

X.        AGREEMENT BINDING UPON THE PARTIES

This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XI.       ADMINISTRATIVE AND CLAIMS PROVISIONS

            The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”):

A.        Plan Administrator.

The “Plan Administrator” of this Joint Beneficiary Designation Agreement shall be Southern First Bank, National Association, f/n/a Greenville First Bank.  As Plan Administrator, the Bank shall be responsible for the management, control, and administration of this Agreement as established herein.  The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of the Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

B.        Basis of Payment of Benefits.

Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

C.        Claim Procedures.

Claim forms or claim information as to the subject policy(ies) can be obtained by contacting the Plan Administrator.  When the Plan Administrator has a claim which may be covered under the provisions described in the insurance policy(ies), they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Plan Administrator what further requirements are necessary.  The Insurer will evaluate and make a decision as to payment.  If the claim is payable, a benefit check will be issued in accordance with the terms of this Agreement.

In the event that a claim is not eligible under the policy(ies), the Insurer will notify the Plan Administrator of the denial pursuant to the requirements under the terms of the policy(ies).  If the Plan Administrator is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making an inquiry to the Insurer.  All objections to the Insurer’s actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XII.     GENDER

Whenever in this Agreement words are used in the masculine or neutral gender, they shall be read and construed as in the masculine, feminine or neutral gender, whenever they should so apply.

XIII.    INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

The Insurer(s) shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy(ies) provisions shall fully discharge the Insurer(s) from any and all liability.

XIV.    AMENDMENT OR REVOCATION, AND EXCHANGE OF POLICY

Subject to the Bank’s sole and absolute right to surrender or terminate any and all life insurance policy(ies) that are the subject matter of this Agreement, it is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.  The Bank may, however, unilaterally and without the consent of the Insured, exchange any life insurance policy(ies) that are the subject matter of this Agreement, with or without replacing said policy(ies) and, in the event of a same or similar exchange, the Insured expressly agrees to the same.

XV.     EFFECTIVE DATE

            The Effective Date of this Agreement shall be January 1, 2009.

XVI.    SEVERABILITY AND INTERPRETATION

If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms.  Further, in the event that any provision is held to be overbroad as written such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XVII.  TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

The Bank is entering into this Agreement upon the assumption that certain existing tax and accounting laws, rules and regulations will continue in effect in their current form.  If any said assumptions should change and said change has a detrimental effect on this Joint Beneficiary Designation Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly.

XVIII. APPLICABLE LAW

The laws of the State of South Carolina shall govern the validity and interpretation of this Agreement.

Executed at ____________, _____________ this ______ day of ___________, 2009.

                                                          BANK

                                                                        SOUTHERN FIRST BANK, NATIONAL

ASSOCIATION, F/N/A GREENVILLE

FIRST BANK

                                                                        Greenville, South Carolina

                                                                        By:

Witness                                                                 (Bank Officer other than Insured)              Title

Witness                                                           Insured –